Exhibit 99.1

Media Contact: Michael Polzin, 847-372-3502	http://news.walgreens.com
Investor Contacts: Rick Hans, CFA, 847-315-2385	@WalgreensNews
Ashish Kohli, CFA, 847-315-3810	facebook.com/Walgreens

FOR IMMEDIATE RELEASE

Walgreen Co. Reports Fiscal 2013 Second Quarter Results

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Company reports adjusted second quarter earnings per diluted share of 96 cents, compared with adjusted earnings per diluted share of 88 cents in year-ago quarter; GAAP earnings per diluted share of 79 cents compared with 78 cents in last year’s second quarter

•	Cash flow from operations reaches second-quarter record $1.2 billion

•	Alliance Boots and joint synergy program on track to deliver first-year targets

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Walgreens and Alliance Boots form strategic, long-term relationship with AmerisourceBergen; includes 10-year comprehensive agreement for AmerisourceBergen to handle pharmaceutical distribution for Walgreens

DEERFIELD, Ill., March 19, 2013 – Walgreen Co. (NYSE, NASDAQ: WAG) today announced earnings and sales results for the second quarter and first half of fiscal year 2013 ended Feb. 28.

Net earnings determined in accordance with generally accepted accounting principles (GAAP) for the fiscal 2013 second quarter were $756 million or 79 cents per diluted share, compared with $683 million or 78 cents per diluted share in the year-ago quarter. Last year’s results benefited from one extra day versus the current year because of leap year.

Adjusted fiscal 2013 second quarter net earnings were $915 million or 96 cents per diluted share, compared with adjusted net earnings of $767 million or 88 cents per diluted share in the year-ago quarter. This year’s adjusted second quarter results exclude the negative impacts of 12 cents per diluted share in acquisition related items, and 5 cents per diluted share from the quarter’s LIFO provision.

“We are pleased with the quarter’s results as we saw substantial strength in our pharmacy performance, leading to strong earnings growth,” said Walgreens President and CEO Greg Wasson. “With our Balance™ Rewards program now totaling more than 60 million enrollments, our preferred status with four national Medicare Part D plan sponsors and our very successful flu shot program this year, our customers are responding to our purpose to help them get, stay and live well.”

Net earnings for the first half of fiscal 2013 ended Feb. 28 determined in accordance with GAAP were $1.17 billion or $1.23 per diluted share, compared with $1.24 billion or $1.41 per diluted share in the first half of fiscal 2012.

Adjusted net earnings for the first half of fiscal 2013 were $1.47 billion or $1.54 per diluted share, compared with adjusted net earnings of $1.39 billion or $1.59 per diluted share in the first half of fiscal 2012. This year’s adjusted first-half results exclude the negative impacts of 18 cents per diluted share in acquisition related items and 8 cents per diluted share from the first half’s LIFO provision. Special items in the first half of the year included 3 cents per diluted share in costs related to Hurricane Sandy and 3 cents per diluted share in acquisition-related costs, offset by 1-cent per diluted share in additional proceeds from the 2011 sale of the company’s pharmacy benefit manager business.

Walgreens joint synergy program with its strategic partner, Alliance Boots, continues to be on track to deliver its first-year target of $100-$150 million in combined synergies. “Alliance Boots contribution to our results was in line with our expectations this quarter, and we anticipate that to continue in the second half of our fiscal year,” said Wasson.

The two companies also announced earlier today a strategic, long-term relationship with AmerisourceBergen, one of North America’s largest pharmaceutical services companies. Under the agreement, Walgreens will expand its existing relationship with AmerisourceBergen into a 10-year comprehensive primary distribution agreement for branded and generic pharmaceutical products. In addition, Walgreens and Alliance Boots will collaborate with AmerisourceBergen on global supply chain opportunities and will have rights to acquire a minority equity position in AmerisourceBergen.

Wasson said, “We believe this relationship will create a wide range of opportunities and innovations in the rapidly changing U.S. and global health care environment that we expect will benefit all of our stakeholders.”

FINANCIAL HIGHLIGHTS

Sales

Second quarter sales were flat compared with the prior-year quarter at $18.65 billion, while first half sales decreased 2.3 percent to $35.96 billion. Front-end comparable store sales (those open at least a year) decreased 2.6 percent in the second quarter, customer traffic in comparable stores decreased 5.2 percent and basket size increased 2.8 percent, while total sales in comparable stores decreased 2.6 percent. All second-quarter comparable store sales and prescription figures include 29 days in February 2012.

Prescription sales, which accounted for 61.1 percent of sales in the quarter, were flat, while prescription sales in comparable stores decreased 2.7 percent. The company filled 208 million prescriptions in the quarter, an increase of 6.0 percent over last year’s second quarter. Prescriptions filled in comparable stores increased 4.3 percent in the quarter. As of Feb. 28, Walgreens increased its retail prescription market share 50 basis points from the end of its fiscal 2013 first quarter on Nov. 30, 2012, to 19.2 percent.

Flu shots administered at pharmacies and clinics this flu season through Feb. 28 totaled 7.0 million compared with 5.5 million a year ago.

Gross Profit and SG&A

Total gross profit dollars increased $218 million, or 4.0 percent, compared with the year-ago second quarter, with gross profit margins increasing 1.2 percentage points versus the year-ago quarter to 30.1 as a percentage of sales. The growth in margins was driven primarily by an increase in generic prescription drugs dispensed. Front-end margins also increased as the company progressed on its pricing and promotion strategy. The LIFO provision was $72 million this year, the same as the year-ago quarter.

Selling, general and administrative expense dollars increased $213 million, or 5.0 percent, compared with the year-ago quarter, including 0.5 percentage point for acquisition-related costs and 0.3 percentage point for other acquisition-related amortization.

In the second quarter, the company opened or acquired 29 new drugstores compared with 35 in the year-ago quarter.

Walgreens also delivered operating and free cash flow of $1.2 billion and $953 million, respectively, in the second quarter.

Other second quarter highlights

•	Walgreens began participation Jan. 1 as part of the preferred pharmacy network of four national Medicare Part D plan sponsors.

•	Walgreens announced it has formed accountable care organizations (ACO) with three leading physician groups in Texas, Florida and New Jersey.

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Walgreens completed a transaction in December giving the company and the Cystic Fibrosis Foundation joint ownership of two businesses: CF Services, a specialty pharmacy for CF patients and their families; and Pharma Dynamics Inc., a provider of new product launch support and call center services for drug manufacturers.

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Walgreens and the Accreditation Association for Ambulatory Health Care (AAAHC) announced that half of the primary care worksite health centers managed by Walgreens Employer Solutions Group have received Medical Home accreditation, with plans to have all of its employer-based primary care centers accredited in the first half of calendar 2013.

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For the third time in four years, Walgreens was selected by Fast Company magazine as one of the health care industry’s most innovative companies, as part of the magazine’s “Fast 50” issue celebrating the world’s most innovative companies.

At Feb. 28, Walgreens operated 8,537 locations in all 50 states, the District of Columbia, Puerto Rico and Guam. The company has 8,072 drugstores nationwide, 231 more than a year ago. Walgreens also operates worksite health and wellness centers, infusion and respiratory services facilities, specialty pharmacies and mail service facilities. Its Take Care Health Systems subsidiary manages more than 700 in-store convenient care clinics and worksite health and wellness centers.

Walgreens will hold a one-hour conference call to discuss the second quarter results beginning at 8:30 a.m. Eastern time today, March 19. The conference call will be simulcast through Walgreens investor relations website at: http://investor.walgreens.com. A replay of the conference call will be archived on the website for 12 months after the call. A podcast also will be available on the investor relations website.

The replay also will be available from 11:30 a.m. Eastern time, March 19 through March 26 by calling 855-859-2056 within the U.S. and Canada, or 404-537-3406 outside the U.S. and Canada, using replay code 24758159.

Also, please refer to today’s separate release for additional information on Walgreens and Alliance Boots new, strategic long-term relationship with AmerisourceBergen that expands Walgreens existing relationship, provides for collaboration between AmerisourceBergen, Walgreens and Alliance Boots on global supply chain opportunities and gives Walgreens and Alliance Boots rights to acquire a minority equity position in AmerisourceBergen.

Cautionary Note Regarding Forward-Looking Statements. Statements in this release that are not historical, including, without limitation, estimates of future financial and operating performance, including the amounts and timing of future accretion and synergies, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast, “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those relating to our commercial agreement with AmerisourceBergen, the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and Alliance Boots and their possible effects, the Purchase and Option Agreement and other agreements relating to our strategic partnership with Alliance Boots, the arrangements and transactions contemplated thereby and their possible effects, the parties’ ability to realize anticipated synergies and achieve anticipated financial results, the risks associated with transitions in supply arrangements, the risks associated with international business operations, the risks associated with governance and control matters, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised and the financial ramifications thereof, the risks associated with potential equity investments in AmerisourceBergen including whether the warrants to invest in AmerisourceBergen will be exercised and the financial ramifications thereof, changes in vendor, payer and customer relationships and terms, changes in network participation, levels of business with Express Scripts customers, the implementation, operation and growth of our customer loyalty program, changes in economic and market conditions, competition, risks associated with new business areas and activities, risks associated with acquisitions, joint ventures and strategic investments, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters, and changes in legislation or regulations. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the initial distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures

WALGREEN CO. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(UNAUDITED)

(In Millions, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012
Net sales	$18,647	$18,651	$35,963	$36,808
Cost of sales (1)	13,040	13,262	25,257	26,315

Gross Profit	5,607	5,389	10,706	10,493
Selling, general and administrative expenses	4,497	4,284	8,895	8,488
Equity earnings in Alliance Boots	85	—	89	—
Gain on sale of business	20	—	20	—

Operating Income	1,215	1,105	1,920	2,005

Interest expense, net	23	17	60	34

Earnings Before Income Tax Provision	1,192	1,088	1,860	1,971
Income tax provision	436	405	691	734

Net Earnings	756	683	$1,169	$1,237

Net earnings per common share:
Basic	$.80	$.79	$1.24	$1.41

Diluted	$.79	$.78	$1.23	$1.41

Dividends declared	$.2750	$.2250	$.5500	$.4500

Average shares outstanding	945.4	869.3	945.4	874.5
Dilutive effect of stock options	8.0	5.4	6.9	5.5

Average Diluted Shares	953.4	874.7	952.3	880.0

	Percent of Sales		Percent of Sales
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	69.9	71.1	70.2	71.5

Gross Margin	30.1	28.9	29.8	28.5
Selling, general and administrative expenses	24.1	23.0	24.7	23.1
Equity earnings in Alliance Boots	0.4	—	0.2	—
Gain on sale of business	0.1	—	0.1	—

Operating Income	6.5	5.9	5.4	5.4

Interest expense, net	0.1	0.1	0.2	0.1

Earnings Before Income Tax Provision	6.4	5.8	5.2	5.3
Income tax provision	2.3	2.2	1.9	2.0

Net Earnings	4.1%	3.6%	3.3%	3.3%

(1)	Second quarter fiscal 2013 and 2012 includes a LIFO provision of $72 million.

Fiscal 2013 six month period includes a LIFO provision of $127 million versus $117 million in the previous year.

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WALGREEN CO. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED AND SUBJECT TO RECLASSIFICATION)

(In Millions)

	February 28,	February 29,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$2,431	$1,084
Accounts receivable, net	2,481	2,509
Inventories	7,253	7,347
Other current assets	267	270

Total Current Assets	12,432	11,210
Non-Current Assets:
Property and Equipment, at cost, less accumulated depreciation and amortization	12,048	11,705
Equity investment in Alliance Boots	6,181	—
Alliance Boots call option	884	—
Goodwill	2,387	2,078
Other non-current assets	1,632	1,629

Total Non-Current Assets	23,132	15,412

Total Assets	$35,564	$26,622

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$1,299	$12
Trade accounts payable	4,388	4,203
Accrued expenses and other liabilities	3,229	2,773
Income taxes	109	266

Total Current Liabilities	9,025	7,254
Non-Current Liabilities:
Long-term debt	5,058	2,381
Deferred income taxes	517	295
Other non-current liabilities	1,991	1,876

Total Non-Current Liabilities	7,566	4,552

Shareholders’ Equity	18,973	14,816

Total Liabilities and Shareholders’ Equity	$35,564	$26,622

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WALGREEN CO. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED AND SUBJECT TO RECLASSIFICATION)

(In Millions)

	Six Months Ended
	February 28,	February 29,
	2013	2012
Cash flows from operating activities:
Net earnings	$1,169	$1,237
Adjustments to reconcile net earnings to net cash provided by operating activities -
Depreciation and amortization	640	560
Deferred income taxes	(9)	(7)
Stock compensation expense	45	53
Earnings in equity method investments	(89)	—
Other	44	14
Changes in operating assets and liabilities -
Accounts receivable, net	(292)	36
Inventories	(93)	724
Other current assets	43	37
Trade accounts payable	(63)	(618)
Accrued expenses and other liabilities	228	(353)
Income taxes	138	67
Other non-current assets and liabilities	38	66

Net cash provided by operating activities	1,799	1,816

Cash flows from investing activities:
Additions to property and equipment	(581)	(723)
Business and intangible asset acquisitions, net of cash received	(552)	(204)
Purchases of short term investments held to maturity	(49)	—
Proceeds from sale of assets	18	35
Proceeds (payments) related to sale of business	20	(45)
Other	(28)	(14)

Net cash used for investing activities	(1,172)	(951)

Cash flows from financing activities:
Net proceeds from issuance of debt	4,000	—
Payments of long-term debt	(3,000)	—
Stock purchases	(116)	(1,015)
Proceeds related to employee stock plans	170	85
Cash dividends paid	(520)	(398)
Other	(27)	(9)

Net cash provided by (used for) financing activities	507	(1,337)

Changes in cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	1,134	(472)
Cash and cash equivalents at beginning of period	1,297	1,556

Cash and cash equivalents at end of period	$2,431	$1,084

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WALGREEN CO. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In millions, except per share amounts)

The following information provides reconciliations of the supplemental non-GAAP financial measures, as defined under SEC rules, presented in this press release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The company has provided these non-GAAP financial measures in the press release, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the company’s financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the Company’s business from period to period and trends in the company’s historical operating results. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release.

	Three months ended		Six months ended
	February 28	February 29	February 28	February 29
	2013	2012	2013	2012
Net earnings (GAAP)	$756	$683	$1,169	$1,237
Acquisition-related amortization	71	39	130	76
Alliance Boots equity earnings tax add-back	42	—	42	—
LIFO provision	46	45	80	73
Hurricane Sandy costs	—	—	24	—
Acquisition-related costs	13	—	36	—
Gain on sale of Walgreen Health Initiatives, Inc.	(13)	—	(13)	—

Adjusted net earnings	$915	$767	$1,468	$1,386

Net earnings per common share – diluted (GAAP)	$0.79	$0.78	$1.23	$1.41
Acquisition-related amortization	0.08	0.05	0.14	0.10
Alliance Boots equity earnings tax add-back	0.04	—	0.04	—
LIFO provision	0.05	0.05	0.08	0.08
Hurricane Sandy costs(1)	—	—	0.03	—
Acquisition-related costs(1)	0.01	—	0.03	—
Gain on sale of Walgreen Health Initiatives, Inc.(1)	(0.01)	—	(0.01)	—

Adjusted net earnings per common share – diluted	$0.96	$0.88	$1.54	$1.59

(1)	Reported as special items

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Three months ended
February 28 2013
Net cash provided by operating activities (GAAP)	$1,198
Less: Additions to property and equipment	245

Free cash flow(2)	$953

(2)	Free cash flow is defined as net cash provided by operating activities in a period minus additions to property and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.

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